January 14, 2003

Weichert Enterprise LLC
1625 State Route 10
Morris Plains, New Jersey 07950
Attn:  Gerald C. Crotty, President

DL Holdings I, LLC
c/o Reservoir Capital
650 Madison Avenue
New York, New York 10022
Attn:   Marc A. Schwartz, Vice President

Re:	Eos International, Inc./Weichert Enterprise LLC/ DL Holdings I, LLC

        Reference is made to (i) the Amended and Restated Registration Rights Agreement by and among Eos International, Inc. (the “Company”), DL Holdings I, LLC (“DL Holdings”), and Weichert Enterprise LLC (“Weichert”), dated as of January 14, 2003 (the “Registration Rights Agreement”), (ii) the Amended and Restated Common Stock Purchase Warrants to purchase an aggregate of 3,000,000 shares of common stock of the Company, dated as of January 14, 2003, issued by the Company to DL Holdings and Weichert (the “Warrants”), and (iii) the Secured $3,500,000 Bridge Loan Promissory Note, date as of December 14, 2001, as amended, issued by the Company to DL Holdings and the Secured $3,000,000 Bridge Loan Promissory Note, dated as of December 14, 2001, as amended, issued by the Company to Weichert Enterprises, LLC (together, the “Notes”). Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Registration Rights Agreement.

        Notwithstanding the provisions of Section 3 of the Registration Rights Agreement, in consideration of the repayment of the Notes on the date hereof, the parties hereto hereby agree that no Designated Holder (as defined in the Registration Rights Agreement) shall exercise Demand Registration rights under the Registration Rights Agreement until no earlier than 180 days after the date of this letter; provided, however, that if the Company registers under the Securities Act of 1933, as amended, shares of its common stock sold in a private placement on the date hereof or issued to shareholders of I.F.S. of New Jersey, Inc. (“IFS”) in the Company’s merger with IFS prior to the date 180 days after the date hereof, the Company shall offer the Designated Holders the right to have their shares so registered on such earlier date.

        By countersigning this agreement where indicated below and returning it to the Company, each of Weichert and DL Holdings agrees to, and accepts, the terms of this agreement.

        Please indicate your confirmation of the foregoing by signing where indicated below and promptly returning this letter to the Company.

EOS INTERNATIONAL, INC. By: PETER A. LUND —————————————— Name: Peter A. Lund Title: Chairman

AGREED UPON AND ACCEPTED BY: WEICHERT ENTERPRISE LLC By: GERALD C. CROTTY —————————————— Name: Gerald C. Crotty Title: President

DL HOLDINGS I, LLC By: MARC A. SCHWARTZ —————————————— Name: Marc A. Schwartz Title: Vice President